UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2015

BLUE SKY MEDIA CORP.

(Exact name of registrant as specified in its charter)

Wyoming	333-198828	462378100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1215 E. Barden Rd., Charlotte, NC	28226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 704-277-2089

800 Grand Avenue, Suite 12 A

Carlsbad, CA 92008

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Share Exchange

On October 2, 2015 (the “Effective Date”) Blue Sky Media Corp. (“we,” “us,” “our,” or “Blue Sky”) entered into and closed on a merger and exchange agreement (the “Share Exchange Agreement”) with Klear Kapture, Inc. (“Klear Kapture”) in an effort to expand its current line of business. Klear Kapture has developed a body camera and an auditable software solution suitable for use by law enforcement that it intends to produce, market and sell. Following the closing of the Share Exchange Agreement, we intend to continue Klear Kapture’s historical business and proposed business and have entered into a services agreement with our former executive officers and directors to operate our film marketing, distribution and production video and APP development businesses pursuant to the terms of a Services Agreement dated October 2, 2015 (the “Services Agreement”).

Pursuant to the terms of the Share Exchange Agreement, as of the Effective Date, we agreed to issue 3,457,920 shares of our unregistered common stock to the shareholders of Klear Kapture in exchange for 10,000 shares of its common stock, representing 100% of its issued and outstanding common stock (the “Share Exchange”). As part of the Share Exchange, we purchased 9,751,000 shares of our common stock from our former executive officers and directors for a price of approximately $ 0.035 per share (an aggregate of $345,000). Upon the Effective Date, Klear Kapture became a wholly owned subsidiary of our company and our pro-forma shares of common stock outstanding giving effect to the repurchase of shares from our former executive officers and directors is 4,849,420. Robert Gruder who was appointed as our Chief Executive Officer and a Director in connection with the Share Exchange received 2,754,233 shares of our common stock in exchange for 7,965 shares Klear Kapture’s common stock he previously owned. Mr. Gruder’s owenership of our common stock represents approximately 56.8% of our issued and outstanding shares of common stock.

Private Placement

Concurrent with the closing of the Share Exchange on October 2, 2015, we issued to three accredited investors, a $617,578 aggregate principal amount 3.75% Convertible Note (the “Convertible Note”) (the “Private Placement”). The Convertible Note was not registered under the Securities Act at the time of sale and, therefore, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Interest and Collateral. The Convertible Note bears interest at an annual 3.75% of the principal balance, payable on each January 1, April 1, July 1 and October 1 until the Convertible Note matures on October 1, 2017. Interest is payable in cash, or at the holder’s option, such interest shall be accreted to, and increase, the outstanding principal amount of the note. The convertible note is secured by all of our assets and the assets of Klear Kapture.

Liquidation Preference and Ranking. Upon a liquidation event, the Company shall first pay to the holders of the Convertible Note an amount per share equal to the Stated Value (i.e., $1.00 per Series A Preferred Share), plus all accrued and unpaid dividends and any other fees or liquidated damages then due and owing thereon on each share of Series A Preferred Stock (the “Series A Preference Amount”). After full payment of the liquidation preference amount to the holders of the Convertible Note, the Company will then distribute the remaining assets to holders of common stock, other junior securities (if any). The Convertible Notes are intended to rank senior to our common stock and senior to any other debt we may issue in the future.

Optional Conversion. The holders of Convertible Note may at any time convert the amount due under the Convertible Note into shares of common stock at a conversion price of $0.29 per share, as adjusted for $453,218.12 principal amount and $0.19 per share, as adjusted for $164,359.76 principal amount. The Convertible Notes contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events.

We may at any time six months after the issue date require the holders of the convertible notes to convert the amount due under such notes into shares of common stock at the then conversion price on 30 days prior written notice, subject to certain ownership limitations, if any of the following conditions occur: (i) the Common Stock is listed on any of the following markets or exchanges: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing) (a “Trading Market”); (ii) the average closing bid price of the Company’s common stock as quoted on the OTC Markets (or such other Trading Market on which the Company’s common stock is then listed or quoted for trading) for any 60 consecutive trading days exceeds one dollar ($1.00); or (iii) the average daily trading volume of the Company’s common stock exceeds an amount equal to 25% of the shares issuable upon conversion of the convertible notes for any 30 consecutive trading days (a “Trigger Period”), the Company shall have the right, upon 30 days’ notice to the Holder (the “Call Notice”), to require that the Holder convert this Note into the Conversion Shares within thirty (30) days of the Call Notice (the “Forced Conversion Date”).

Anti-Dilution. If, at any time while the convertible notes are outstanding, the Company or any subsidiary, as applicable sells or grants any option to purchase or sells or grants any right to re-price, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any common stock or common stock equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than a conversion price then in effect for any of the convertible notes, as adjusted, then the conversion price for each of the convertible notes shall be reduced to equal the lower issuance price.

Protective Provisions. In addition to any other vote or approval required under the Company’s charter or bylaws, the Company will not, without the written consent of the holders of at least 51% of the Company’s Convertible Note, (a) alter or change adversely the powers, preferences or rights given to the Convertible Note or alter or amend the Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon certain liquidation events, senior to, or otherwise pari passu with, the Convertible Note, (c) amend the Company’s charter documents in any manner that adversely affects any rights of the holders of Convertible Note, (d) increase the number of authorized shares of Convertible Note, or (e) enter into any agreement with respect to any of the foregoing.

Subsequent Rights Offerings. In addition to any adjustments discussed above, we granted the holders certain rights of first refusal on future offerings by us for as long as the investor(s) beneficially hold the convertible notes.

Ownership Limitations. The Convertible Notes are not convertible to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the conversion of the Convertible Note or otherwise would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased or decreased to any percentage not exceeding 9.99% by the holder upon 61 days notice to us

Registration Rights. The holders of the Convertible Notes have certain demand registration rights related to the shares of our common stock issuable upon conversion of the convertible note.

Negative Covenants. As long as any shares of Convertible Note are outstanding, unless the holders of at least 51% of the then outstanding shares of Convertible Note shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the subsidiaries to, directly or indirectly, do the following:

a) The Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a variable rate transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.

b) The Company shall be prohibited from offering or selling any Common Stock or Common Stock Equivalents in an offering where the net proceeds to the Company are less than $10,000,000.

c) enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

d) enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

e) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its equity securities, other than as permitted or required under the Certificate of Designation;

f) pay dividends or distributions on securities junior to the Convertible Note;

g) enter into any transaction with any officer, director or any Affiliate of the Company which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the independent directors of the Company (even if less than a quorum otherwise required for board approval);

h) So long as the Company shall have any obligation under this Note, the Company shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition; or

i) enter into any agreement with respect to any of the foregoing.

Consulting Agreement. On October 2, 2015, we entered into a consulting agreement (the “Consulting Agreement”) with an unrelated third party to assist in the review of our business, operations, financial performance and development initiatives to provide advice to the Company in connection with capital raise transactions and formulation of strategies and introduction to prospective private institutional financial investors. We issued the consultant 290,000 shares of our common stock.

The descriptions of certain terms of the Share Exchange Agreement, the Securities Purchase Agreement, the Services Agreement, the Form of Convertible Note and the Consulting Agreement set forth herein do not purport to be complete and are qualified in their entirety to the complete text of the agreements, copies of which are filed as Exhibits 2.1, 10.1, 10.2 and 10.3 hereto, each of which is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item. The shares of the Company’s common stock issued in connection with the Share Exchange and the Convertible Note issued in connection with the Securities Purchase Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon an exemption from registration provided by Section 4(a)(2) under the Securities Act in a transaction not involving a public offering or distribution. These shares and the shares issued upon conversion of the Convertible Note may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

Item 5.01 Changes in Control of Registrant.

As a result of the transactions contemplated under the Share Exchange Agreement, a change of control of the Company occurred. The disclosure under Item 1.01 is incorporated herein by reference. Except as described herein, there were no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors or other matters. As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to us, including any pledge by any person of our securities or any of our parents, the operation of which may at a subsequent date result in a change in control of our company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2015, our board of directors appointed Robert Gruder to serve as a member of the board of directors to be effective on the tenth day after mailing the Schedule 14(f) to the stockholders of record of the Parent (the “Effective Time”) and as Chief Executive Officer. As of the Effective Time, Hannah Grabowski and Wayne Berian resigned directors of the company effective as of October 2, 2015 resigned as officers of the Company. Their resignations were not the result of any disagreements with us on any matter relating to our operation, policies (including accounting or financial policies) or practices.

Set forth below is biographical information regarding Mr. Gruder.

Robert Gruder, age 56, is the Chief Executive Officer of Klear Kapture which he founded in 2014 where he is responsible for designing, developing, and bringing new products to market — including the filing of patent applications for Klear Kapture’s camera technologies. Previous to founding Klear Kapture, Mr. Gruder served as Chief Executive Officer of Karbon Arms from 2010 to 2013, a provider of ‘less lethal’ electronic immobilization weapons to the law enforcement community. Prior, Mr. Gruder founded and served as Chief Executive Officer of Stinger Systems, Inc. from 2004 to 20010. Stinger Systems was a public company that provided less-lethal products to law enforcement, security and military markets. Prior to Stinger Systems, Mr. Gruder was Chief Executive Officer of Alydaar Software and Information Architects. Both software companies providing enterprise software solutions.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K the financial statements required under this Item 9.01 will be filed by amendment to this Current Report on Form 8-K no later than 75 days after the completion of the Share Exchange.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K the financial statements required under this Item 9.01 will be filed by amendment to this Current Report on Form 8-K no later than 75 days after the completion of the Share Exchange.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Share Exchange Agreement dated as of October 2, 2015 by and among Blue Sky Media Corp., Wayne Berian, Hannah Grabowski, and Klear Kapture, Inc.

10.1	Services Agreement entered into as of October 2, 2015 by and between Wayne Berian, Hannah Grabowski and Blue Sky Media Corp.

10.2	Securities Purchase Agreement dated as of October 2, 2015, by and between Blue Sky Media Corp. and buyers indentified on the signature pages to such agreement.

10.3	Form of Secured Convertible Promissory Note (Incorporated by reference to Exhibit A to Securities Purchase Agreement filed as Exhibit 10.1 to this Form 8-K).

10.4	Form of Registration Rights Agreement (Incorporated by reference to Exhibit B to Securities Purchase Agreement filed as Exhibit 10.1 to this Form 8-K).

10.5	Consulting Services Agreement entered into as of October 1, 2015 by and between Newbridge Financial, Inc. and Blue Sky Media Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Sky Media Corporation

Date: October 8, 2015	By:	/s/ Robert Gruder
Robert Gruder, Chief Executive Officer